Exhibit 99.2

Pure Motion, Inc.

Auditors' Report

and

Financial Statements

December 31, 2009

JACKSON & HILL, LLC
Certified Public Accountants

J. Franklin Jackson, Jr., CPA	721 Long Point Road, Suite 404, Mt. Pleasant, SC 29464
Brent E. Hill, CPA	P.O. Box 1900, Mt. Pleasant, SC 29465
Ph. (843) 856-0301	www.jacksonhillcpa.com
Fax (843) 856-0401

INDEPENDENT AUDITORS’ REPORT

August 24, 2010

Board of Directors

Pure Motion, Inc.
5601 W. Spring Creek Parkway
Plano, TX 75024

We have audited the accompanying balance sheet of Pure Motion, Inc. (a Texas corporation) as of December 31, 2009 and 2008, and the statements of income, retained earnings, and cash flows for the year ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pure Motion, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered recurring losses from operations and has defaulted on its loan committments, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jackson & Hill, LLC

Members: American Institute of Certified Public Accountants and S.C. Association of CPAs

PURE MOTION, INC.
Balance Sheet
As of December 31, 2009 & 2008
Exhibit "A"

	Dec. 31, 2009	Dec. 31, 2008
ASSETS
Current Assets
Cash	$30,134	$3,311
Accounts Receivable - Trade	0	16,933
Inventory Held for Sale	339,888	399,168
Prepaid Expenses	8,841	50,622
Total Current Assets	378,863	470,034
Property and Equipment
Property & Equipment (at cost)	24,753	19,932
Less Accumulated Depreciation	12,042)	(7,092)
Total Property and Equipment	12,7 11	12,840
Other Assets
Intangible - Patent	20,000	20,000
Less Accumulated Amortization	(4,167)	(3,167)
Total Other Assets	15,833	16,833

TOTAL ASSETS	$407,407	$499,707

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable - Trade	$814,677	$425,851
Other Accrued Expenses & Liabilities	37,094	74,470
Notes & Debentures Payable - Shareholders	5,551,499	5,362,799
Accrued Interest - Notes & Debentures	2,732,349	1,490,931
Total Current Liabilities	9, 135,619	7,354,051

Stockholders' Equity
Common Stock (50,000,000 shs, no par authorized; 8,015,889 shs issued and outstanding)	547,500	547,500
Preferred Stock (2,000,000 shs, no par authorized; -0- shs issued)	0	0
Retained Earnings/(Deficit)	(9,275,712)	(7,401,844)
Total Stockholders' Equity	(8,728,2 12)	(6,854,344)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
	$407,407	$499,707

Read auditors' report and notes to financial statements.

PURE MOTION, INC.
Statement of Income
For the Year Ended December 31, 2009
Exhibit "B"

Sales & Fees		$297,779

Cost of Goods Sold		68,903

Gross Profit		228,876

Operating Expenses
Personnel Expenses	112,597
Advertising & Marketing Expense	81,531
Amortization Expense	1,000
Bank & Credit Card Fees	5,694
Commissions	87,200
Depreciation	4,950
Freight & Shipping	9,939
Legal, Consulting & Professional Fees	491,485
Rent Expense	6,005
Telephone Expense	16,288
Trade Shows & Sales Expenses	13,671
Travel Expense	16,537
Other Operating Expenses	14,347
Total Operating Expenses		861,244

Operating Income/(Loss) - before Interest Expense		(632,368)
Interest Expense		1,241,499

Net Income/(Loss)		$(1,873,867)

Read auditors' report and notes to financial statements.

PURE MOTION, INC.
Statement of Retained Earnings
For the Year Ended December 31, 2009
Exhibit "C"

Retained Earnings/(Deficit) - Beginning of Year	$(7,401,845)

Net Income/(Loss) - Exhibit "B"	(1,873,867)

Retained Earnings/(Deficit) - End of Year	$(9,275,712)

Read auditors' report and notes to financial statements.

PURE MOTION, INC.
Statement of Cash Flows

For the Year Ended December 31, 2009
 Exhibit "D"

Cash flows from operating activities
Net Income/(Loss)	$(1,873,867)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,950
(Increase) decrease in accounts receivable	16,933
(Increase) decrease in inventory	59,280
(Increase) decrease in prepaid expenses	41,781
Increase (decrease) in accounts payable	388,826
Increase (decrease) in accrued interest expense	1,241,418
Increase (decrease) in other liabilities	(37,378)
Total adjustments	1,716,810
Net cash provided (used) by operating activities	(157,057)

Cash flow from investing activities:
Cash payments for the purchase of property	(4,821)
Net cash provided (used) by investing activities	(4,821)

Cash flow from financing activities:
Proceeds from borrowing - shareholders' notes payables	188,700
Net cash provided (used) by financing activities	188,700

Net increase (decrease) in cash and equivalents	26,822

Cash and equivalents, beginning of year	3,312

Cash and equivalents, end of year	$30,134

Read auditors' report and notes to financial statements.

PURE MOTION, INC.
Notes to Financial Statements
December 31, 2009

Note 1. Organization and Summary of Significant Accounting Policies

Organization - The Company was organized and incorporated under the laws of the state of Texas on June 22, 2004, and is based in the Plano, Texas. The company is engaged in the business of marketing and selling a patented golf training device, both wholesale and retail, primarily throughout the United States. In addition, the Company plans on marketing its proprietary gaming technology for gaming products.

Cash Equivalents - The Company considers certificates of deposit purchased with maturities of three months or less to be cash equivalents.

Inventory — Inventory is comprised of patented golf training devices, which are valued at cost using the weighted average cost method.

Accounts Receivable and Bad Debts - The Company uses the direct write-off method of accounting for bad debts. Uncollectable accounts are charged to current operations as they become worthless. Bad debt write-off's were $-0- for 2009.

Property & Equipment - Property and equipment are recorded at cost and depreciated principally using the straight line method over the estimated useful lives of the individual assets. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. (See also Note 2)

Intangible Assets — Intangible asset consists of a patent on a golf training device, and is recorded at the cost to obtain the patent. Amortization is based on a 20 year life and calculated on the straight line method. Amortization expense was $1,000 for the year ended December 31, 2009. See also Note 3.

Income Taxes — The Company has accumulated significant income tax loss carryforwards, which would begin to expire in the year 2019.

Advertising — Advertising costs have been expensed over the course of the advertising periods.

Subsequent Events — Management has evaluated subsequent events through August 24, 2010, which is the date that the financial statements were available to be issued.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.  Property and Equipment - The components of property and equipment and their estimated useful lives are as follows:

	Useful Life	Cost	Accum. Depr.	Book Value

Office Furniture & Equipment	5 yrs.	$24,753	$12, 042	$12,711

Depreciation expense for 2009 was $ 4,950.

PURE MOTION, INC.
Notes to Financial Statements
December 31, 2009

Note 3. Patent

In prior years, the Company incurred $20,000 in costs to secure a patent on a golf putting training device. The patent was registered in the name of the Company's principal shareholder/CEO and eight other individuals. In May, 2010, the principal shareholder/CEO assigned all of his rights in the patent to the Company. The Company is in the process of formally securing the assignment from the other individuals.

Note 4. Notes and Debentures Payable

Notes & Loans Payable to Shareholders — Loans from seven shareholders dating from 2005 through 2 009, with interest rates ranging from 16% to 22% per annum.	$4,451,499

Debentures Payable — These debentures are owed to 20 shareholders, dating from 2004 through 2007, accruing interest at 8% per annum. All balances and accrued interest were in default as of December 31, 2009	1,100,000

Total Notes and Debentures Payable as of December 31, 2009	$5,551,499

Interest expense on the above debts was $1,241,418 for the year ended December, 31, 2009. Accrued interest owed as of December 31, 2009, on the above debts was $ 2,732,349.

See Note 5 for information concerning the conversion of the above debt and accrued interest to common stock after December 31, 2009. After the conversion referenced in Note 5, remaining debentures payable were $11 0, 000 and $85,892 of the above accrued interest remained payable.

Note 5. Common Stock, Warrants & Subsequent Events

Shares issued in conversion of $4,451,499 notes payable and $2,36 0,623 accrued interest	4,93 0, 000
Shares issued in conversion of $99 0, 000 debentures and $285,834 accrued interest	1,275,834
Shares issued pursuant to exercise of warrants	5,355, 000
Shares issued in satisfaction of accrued payables for legal, consulting & other services rendered	1,414,597
Total shares issued after Dec. 31, 2 009	12,975,431
Total shares outstanding as of Dec. 31, 2 009	8, 015,889
Total outstanding shares as of issuance date of this report	2 0,991,32 0
Total warrants for shares of common stock outstanding as of issuance date of the report	1, 000,

As of December 31, 2 009, the outstanding shares of common stock were 8, 015,889.In addition, there were 6,355, 000 unexercised warrants to acquire additional shares. Subsequent to December 31, 2009 and prior to the issuance of this report, an additional 12,975,431 shares were issued for the following consideration:

PURE MOTION, INC.
Notes to Financial Statements
December 31, 2009

Note 6. Related Party Transactions

Marketing Joint Venture - The Company is a party to a marketing joint venture agreement dated April 29,2 008, with Pure Motion Ventures, LLC, ("Ventures") which is owned by four of the Company's shareholders, including the principal shareholder. The agreement provides that Ventures will participate with the Company in television and internet marketing of the Company's consumer putting system. The agreement provides that the Company will receive 4 0% of the profits of the venture. During 2 009, sales of inventory to Ventures totaled $29,836. As of December 31, 2 009, there were no profit distributions accrued.

Notes & Debentures Payable to Shareholders — See Note 4.

Note 7. Going Concern

As reflected in the accompanying financial statements, the Company has suffered recurring losses from operations and has defaulted on its loan commitments as of December 31, 2 009, which raises substantial doubt about its ability to continue as a going concern. As explained more fully in Note 5, subsequent to December 31, 2 009, the Company converted substantially all of its notes and debentures payable, and related accrued interest, to common stock. In addition, the Company is seeking additional capital funding through pursuit of a merger opportunity. Management believes that the debt conversion and potential merger will enable the Company to expand its product line and continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 8. Supplemental Cash Flow Disclosures:

Interest expense paid in 2009 was $ -0-.

Income tax paid in 2 009 was $ -0-.